Exhibit 99.4

P.O. BOX 8016, CARY, NC 27512-9903 Spirit of Texas Bancshares, Inc. Special Meeting of Shareholders For Shareholders as of record on January 14, 2022 TIME: Thursday, February 24, 2022 12:00 PM, Central Time PLACE: Special Meeting to be held live via the Internet - please visit www.proxydocs.com/STXB for more details YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNETGo To: www.proxypush.com/STXBo Cast your vote onlineo Have your Proxy Card readyo Follow the simple instructions to record your vote PHONE Call 1-866-437-1228o Use any touch-tone telephoneo Have your Proxy Card readyo Follow the simple recorded instructions MAILo Mark, sign and date your Proxy Cardo Fold and return your Proxy Card in the postage-paidenvelope provided Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/STXB This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jerry D. Golemon and Steven M. Morris, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to represent and to vote all the shares of capital stock of Spirit of Texas Bancshares, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held virtually on February 24, 2022 at 12:00 pm, Local Time, and any adjournment or postponement thereof upon the proposals listed on the reverse side of this card as directed and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. In order to attend the virtual meeting, you must register in advance at www.proxydocs.com/STXB prior to the deadline of February 23, 2022 at 12:00 PM (CT). PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Spirit of Texas Bancshares, Inc. Special Meeting of Shareholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE FOR AGAINST ABSTAIN 1. to approve the Agreement and Plan of Merger, dated as of November 18, 2021, which we refer to as the merger agreement, by and between Simmons First National Corporation, which we refer to as Simmons, and Spirit of Texas Bancshares, Inc., which we refer to as Spirit, pursuant to which, among other things, Spirit will merge with and into Simmons, with Simmons continuing as the surviving corporation, which we refer to as the merger, as more fully described in the accompanying proxy statement/prospectus, which we refer to as the merger proposal. A copy of the merger agreement is included as Annex A to the accompanying proxy statement/prospectus. BOARD OF DIRECTORS RECOMMENDS FOR 2. to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of Spirit in connection with the merger; and FOR 3. to approve one or more adjournments of the Spirit special meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the merger proposal. FOR You must register to attend the meeting online and/or participate at www.proxydocs.com/STXB Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date